PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED DECEMBER 12, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SomaLogic, Inc.

(Name of Registrant as Specified in its Charter)

Madryn Asset Management, LP

Madryn Health Partners, LP

Madryn Health Partners (Cayman Master), LP

Madryn Health Advisors, LP

Madryn Health Advisors GP, LLC

Madryn Select Opportunities, LP

Madryn Select Advisors, LP

Madryn Select Advisors GP, LLC

Avinash Amin

(Name Of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED DECEMBER 12, 2023

SOMALOGIC, INC. STOCKHOLDERS:

WE NEED YOUR HELP TO PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING “AGAINST” THE PROPOSED MERGER

MADRYN ASSET MANAGEMENT, LP

December [•], 2023

Dear Fellow Stockholders:

The attached Proxy Statement and the enclosed GREEN Proxy Card are being furnished to you, the stockholders of SomaLogic, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by Madryn Asset Management, LP (“Madryn Asset Management” and collectively with its affiliates, “Madryn” or “we”) for use at the special meeting of stockholders of the Company and at any adjournments, postponements, reschedulings or continuations thereof (the “Special Meeting”), relating to the proposed merger of the Company (the “Proposed Merger”) with Standard BioTools Inc., a Delaware corporation (“Standard BioTools”). In connection with the Proposed Merger, the Company entered into an Agreement and Plan of Merger, dated as of October 4, 2023, by and among the Company, Standard BioTools and Martis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Standard BioTools, as it may be amended from time to time.

We believe the Proposed Merger is NOT in the best interests of the Company’s stockholders. Accordingly, pursuant to the attached Proxy Statement, we are soliciting proxies from holders of shares of the Company’s common stock, par value of $0.0001 per share, to vote “AGAINST” approving the Proposed Merger.

The Special Meeting is scheduled to be held exclusively in a virtual-only format via webcast on January 4, 2024, at 10:00 a.m. Mountain Time. The meeting can be accessed by visiting www.proxydocs.com/SLGC.

We recommend that you carefully consider the information contained in the attached Proxy Statement and then support our efforts by completing, signing, dating and promptly returning the enclosed GREEN Proxy Card today, or by voting “AGAINST” approving the Proposed Merger via the Internet or by telephone according to the instructions provided on the enclosed GREEN Proxy Card.

If you have already voted for management’s proposals relating to the Proposed Merger on the Company’s proxy card, you have every right to revoke such proxy card by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card, (iii) submitting written notice of the revocation to the Company’s Corporate Secretary or (iv) attending the Special Meeting and voting your shares online.

Thank you for your support,

/s/ Avinash Amin
Avinash Amin
Managing Partner
Madryn Asset Management, LP

If you have any questions or need assistance in voting your GREEN Proxy Card, or need additional copies of Madryn’s proxy materials, please contact our proxy solicitor:

520 8th Avenue, 20th Floor

New York, New York 10022

(212) 257-1311

Stockholders call toll free at (888) 368-0379

info@saratogaproxy.com

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION,

DATED DECEMBER 12, 2023

SPECIAL MEETING OF STOCKHOLDERS

OF

SOMALOGIC, INC.

PROXY STATEMENT

OF

MADRYN ASSET MANAGEMENT, LP

DATED DECEMBER [•], 2023

Madryn Asset Management, LP (“Madryn Asset Management” and collectively with its affiliates, “Madryn” or “we”), owns an aggregate of approximately 7.88 million shares of common stock, par value of $0.0001 per share (the “Common Stock”), of SomaLogic, Inc., a Delaware corporation (the “Company”), representing approximately 4.2% of the Common Stock outstanding. This Proxy Statement and the enclosed GREEN Proxy Card are first being sent or given to stockholders on December [•], 2023.

We are writing to our fellow stockholders in connection with the proposed merger of the Company (the “Proposed Merger”) with Standard BioTools Inc., a Delaware corporation (“Standard BioTools”). In connection with the Proposed Merger, the Company entered into an Agreement and Plan of Merger, dated as of October 4, 2023, by and among the Company, Standard BioTools and Martis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Standard BioTools (“Merger Sub”), as it may be amended from time to time (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Standard BioTools.

The Board of Directors of the Company (the “Board”) has scheduled a special meeting of stockholders for the purpose of voting upon the Merger Agreement (the “Special Meeting”). The Special Meeting is scheduled to be held exclusively in a virtual-only format via webcast on January 4, 2024, at 10:00 a.m. Mountain Time. The meeting can be accessed by visiting www.proxydocs.com/SLGC.

As set forth more fully in this Proxy Statement, we oppose the Proposed Merger and urge fellow stockholders to vote “AGAINST” the Proposed Merger because we believe (i) the Proposed Merger drastically undervalues the Company based on industry-standard valuation methodologies; (ii) the Proposed Merger appears to be the result of a flawed process, with unexplained gaps between key events and conflicts of interest that have not been sufficiently addressed; (iii) the Proposed Merger subordinates the Company’s stockholders to several layers of debt and preferred equity; and (iv) the Company has far superior prospects, including as a standalone entity with significant cash on the balance sheet, no debt and tangible near-term commercial opportunities.

We are soliciting proxies from the Company’s stockholders to vote “AGAINST” the following Proposed Merger proposals (together, the “Merger Proposals”) to:

1.	approve the adoption of the Merger Agreement, and thereby approve the Proposed Merger and the other transactions contemplated thereby (the “Merger Agreement Proposal”); and

2.

approve adjournments of the Special Meeting from time to time, if necessary or appropriate to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of such adjournment to approve such proposal or to ensure that any supplement or amendment to proxy materials filed by the Company are timely provided to the Company’s stockholders (the “Adjournment Proposal”).

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Special Meeting as November 29, 2023 (the “Record Date”). Stockholders of record as of 5:00 p.m. Eastern Time on the Record Date will be entitled to notice of and vote at the Special Meeting. As of the Record Date, there were 188,679,133 shares of Common Stock outstanding according to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 1, 2023 (the “Company’s proxy statement”). The principal executive offices of the Company are located at 2945 Wilderness Place, Boulder, Colorado 80301.

As of the date hereof, Madryn beneficially owns an aggregate of approximately 7,879,073 shares of Common Stock, representing approximately 4.2% of the Common Stock outstanding, as further described in Annex I.

We intend to vote our shares “AGAINST” each of the Merger Proposals. We urge you to complete, sign, date and promptly return the enclosed GREEN Proxy Card voting “AGAINST” the Merger Proposals.

This proxy solicitation is being made by Madryn and the “Participants” named in Annex I, and not on behalf of the Board or management of the Company, or any other third party. Other than as described in this Proxy Statement, we are not aware of any other matters to be brought before the Special Meeting other than described herein. Should other matters be brought before the Special Meeting that we did not know about a reasonable time before the Special Meeting, the persons named as proxies in the enclosed GREEN Proxy Card will vote on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

If you have already voted using the Company’s proxy card, you have every right to change your vote by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card or (iii) attending the Special Meeting and voting your shares online. Only the latest validly executed proxy that you submit will be counted.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers About the Proxy Materials and Special Meeting section starting on page 5.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SUBMIT YOUR VOTE USING THE ENCLOSED GREEN PROXY CARD VIA THE INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE. ALTERNATIVELY, YOU MAY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. FOR ADDITIONAL INSTRUCTIONS FOR EACH OF THESE VOTING OPTIONS, PLEASE REFER TO THE ENCLOSED GREEN PROXY CARD.

If you have any questions or need assistance in voting your GREEN Proxy Card, or need additional copies of Madryn’s proxy materials, please contact our proxy solicitor, Saratoga Proxy Consulting, LLC (“Saratoga”):

520 8th Avenue, 20th Floor

New York, New York 10022

(212) 257-1311

Stockholders call toll free at (888) 368-0379

info@saratogaproxy.com

PROPOSAL 1

MERGER AGREEMENT PROPOSAL

You are being asked by the Company to approve the Merger Agreement Proposal. It is a condition to the consummation of the Proposed Merger that the Company’s stockholders approve the Merger Agreement Proposal. For the reasons discussed in this Proxy Statement, we oppose the Proposed Merger and the approval of the Merger Agreement Proposal. To that end, we are soliciting your proxy to vote “AGAINST” the Merger Agreement Proposal.

We recommend that you oppose the Merger Agreement Proposal by using the enclosed GREEN Proxy Card to vote via the Internet or by telephone today. Alternatively, you may complete, sign, date and return the enclosed GREEN Proxy Card in the postage-paid envelope provided.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com.

REASONS TO VOTE “AGAINST” THE MERGER AGREEMENT PROPOSAL

Madryn owns approximately 4.2% of the outstanding common stock of the Company. We have serious concerns about the Proposed Merger between the Company and Standard BioTools that was announced on October 4, 2023. Specifically, we believe that (i) the Proposed Merger drastically undervalues the Company based on industry-standard valuation methodologies; (ii) the Proposed Merger appears to be the result of a flawed process, with unexplained gaps between key events and conflicts of interest that have not been sufficiently addressed; (iii) the Proposed Merger subordinates the Company’s stockholders to several layers of debt and preferred equity; and (iv) the Company has far superior prospects, including as a standalone entity with significant cash on the balance sheet, no debt and tangible near-term commercial opportunities. We oppose the Proposed Merger and urge our fellow stockholders to vote “AGAINST” the Merger Agreement Proposal.

The Proposed Merger drastically undervalues the Company

The Company is a global leader in drug research and the development of biomarker identification in proteomics. Today, using only 55 μL of Plasma, serum or other matrices, the Company’s platform is capable of running 11,000 protein measurements, twice as many protein measurements as any other proteomic platform. Furthermore, the Company possesses an extensive and valuable proteomics database that contains over 4.2 billion protein measurements and a clinical database that contains over 675,000 participant-years of clinical follow-up. The Company also recently began a collaboration with Illumina, Inc. (“Illumina”) (Nasdaq: ILMN) to develop co-branded, distributable, next-generation sequencing proteomics products.

Unfortunately, the Proposed Merger consideration is anything but a premium. The deal was struck shortly after the Company’s share price fell to a historic low of $1.99 per share on August 22, 2023, a month-and-a-half before the deal announcement. On October 3, 2023, the day before the Proposed Merger was announced, the Company’s enterprise value, based on basic common shares outstanding and 9/30/2023 financials, was -0.20x consensus revenue forecasts, well below the 14.6x enterprise value / 2022E revenue multiple presented in the initial SPAC presentation. The deal value, at announcement and since, is plainly insufficient in light of the Company’s recent trading prices and the Company’s historical valuation relative to peers.

Further, the Proposed Merger consideration implies a valuation of the Company that is significantly lower than the value implied by a recent – and we believe highly relevant – comparable transaction: the acquisition of Olink Holding AB (“Olink”) (Nasdaq: OLK) by Thermo Fisher Scientific Inc. (Nasdaq: TMO) on October 17, 2023.

Finally, as an all-stock transaction, the value accruing to the Company’s stockholders depends on the price of Standard BioTools’ stock, which has fluctuated significantly since the Proposed Merger announcement. At the Proposed Merger’s ratio of 1.11 Standard BioTools shares per Company share, the Company was valued at $3.00 per share at the time of the announcement, and $2.40 per share as of December 11, 2023. Given the Company’s unaffected share price of $2.30 the day before the announcement, the current value of the Proposed Merger represents just around a 4.3% premium to the Company’s unaffected share price and a major discount to the probable value of the Company’s shares without the Proposed Merger. This is an absurdly meager premium when taking into account the Company’s large cash position, platform and near-term opportunities.

The Proposed Merger is the result of a flawed process and is rife with conflicts

The Company’s proxy statement account of how the Proposed Merger was negotiated contains several confusing gaps that are not adequately explained. For example, the Company’s proxy statement states that Standard BioTools engaged with the Company several times prior to the 2023 discussions, but it does not make clear what became of those discussions or why they were terminated. Furthermore, the Company seemed to generate interest from multiple parties with respect to a minority investment. The Company’s proxy statement does not contain adequate disclosure around whether minority investment transactions were fulsomely considered by the Company’s transaction committee. For example, did the Company’s transaction committee instruct representatives of Perella Weinberg Partners L.P., the Company’s financial advisor, to further explore those minority investment transactions or expand the universe of parties who may be interested in such a transaction? If that could have resulted in a well-capitalized potential acquiror making an investment in the Company, it could substantially de-risk the Company’s commercial pathway and lay the groundwork for a future acquisition.

Additionally, we are troubled by the fact that the Proposed Merger benefits constituents who are on both sides of the transaction, as they have significant equity and preferred equity positions in, and board representation at, both the Company and Standard BioTools. For example, Eli Casdin and Casdin Capital, LLC (“Casdin Capital”) are significant stockholders in both the Company and Standard BioTools and have retained their valuable Series B Preferred Put-Right in the pro forma combined entity, despite the fact that the Company’s stockholders are fourth in line to be paid in a future acquisition scenario (i.e., behind senior debt, convertible debt and preferred equity, all of which are legacy instruments from Standard BioTools’ messy balance sheet).

We also note that Mr. Casdin remained a part of the Standard BioTools transaction committee throughout 2022 and up to and through the initial proposal to the Company by Standard BioTools. Because he could have had substantive discussions around a potential deal prior to his recusal from both transaction committees, disclosure should be added to provide the Company’s stockholders with visibility into whether any discussions occurred.

On top of this conflict, we also note that a majority of the members of the Company’s transaction committee worked with or for Mr. Casdin at other companies and in other capacities. A cursory review of publicly available information reveals a web of connections.

•

Jason Ryan became CFO at Magenta Therapeutics, Inc. shortly after entities affiliated with Casdin Capital led that company’s Series C financing. Mr. Ryan and Mr. Casdin currently serve as members of the board of directors of GeneDx Holdings Corp., which was acquired by CM Life Sciences, Inc., a SPAC formed by Mr. Casdin and Casdin Capital.

•

Casdin Capital is an investor client of Perspective Group, LLC, which was founded by Tom Carey and of which he was a Managing Partner until 2022. Mr. Carey and Mr. Casdin both served on the board of directors of Exact Sciences Corporation from 2017 to 2020.

•	Troy Cox is one of the initial directors of CM Life Sciences, II, a SPAC formed by Mr. Casdin and Casdin Capital, which ultimately acquired the Company in 2021.

We expect that a more in-depth review will reveal additional connections and believe that the Company’s stockholders should be highly suspicious of the process that was undertaken to arrive at this Proposed Merger.

Further, Mr. Casdin will have significant representation on the board of directors of the pro forma combined entity following the Proposed Merger. From the Company, Kathy Hibbs and Messrs. Casdin and Cox will be members of the board of directors of the combined company, which constitutes only three out of seven seats. In addition to having a pre-existing relationship with Mr. Cox, entities affiliated with Casdin Capital participated in a PIPE investment for 23andMe Holding Co. when Ms. Hibbs served as the Chief Legal and Regulatory Officer there.

The Proposed Merger subordinates the Company’s stockholders to several layers of debt and preferred equity

The Company’s proxy statement does not explain how the Company’s transaction committee gained comfort with subordinating the Company’s common stockholders to three additional layers of Standard BioTools’ securities. Specifically, and in stark contrast to the Company’s current cash-rich, debt-free balance sheet, Standard BioTools will burden the pro forma combined entity with $9.6 million of term debt, $55.0 million of convertible debt and $250 million of Series B Preferred Equity (held by Casdin Capital and Viking Global Investors LP).

The Company’s proxy statement clearly explains that the Company’s transaction committee initially was not comfortable burdening the pro forma combined company with the Series B Preferred put-right but suddenly became comfortable – what caused this change? We also question how the Company’s transaction committee accepted the outsized voting and consent rights afforded to Series B Preferred Equity holders and gained comfort with the assumption of Standard BioTools’ more than $60 million in soon-to-mature debt. Clearly, meaningful benefits exist for Standard BioTools at the expense of current Company stockholders.

There are far superior paths forward, including as a standalone company

The Company has significant growth potential as a standalone entity and does not need to transact at this time. Given the headwinds facing all growth-stage life science tools companies, transacting in this environment would result in the Company’s stockholders solidifying consideration at all-time low trading prices. If the Company had a weak balance sheet, perhaps transacting would be necessary, but the Company is uniquely positioned with its strong, cash-rich balance sheet that we believe provides several years of runway to weather the current cycle’s headwinds. Furthermore, if necessary, and as clearly outlined in the Company’s proxy statement, several parties could be interested in investing in a standalone Company should that be a worthwhile strategy to extend runway or provide strategic future partnership opportunities.

Additionally, the Company has yet to launch its pilot with Illumina, which has an opportunity to materially increase its revenue going forward via a distributed kit model. This pilot is set to commence in 2024 with a full commercial launch set in 2025. Given the Company’s extensive cash runway, management should execute on the Illumina partnership to realize value on a standalone basis that will inure solely to the benefit of the Company’s stockholders (vs. also to Standard BioTools’ stockholders). As the distributed kit model continues to demonstrate commercial success in tandem with the Company’s core business, outcomes similar to the proposed Olink acquisition for $3.1 billion become increasingly more likely.

The Company’s proxy statement spends very little time on how the Board evaluated the Company potentially continuing as a standalone entity. The Company’s proxy statement discloses multiple presentations exploring the Company’s standalone business but only provides vague details around the key risks of remaining a standalone company, namely (1) R&D investment (which is typical for a life science tools company at this stage and with this size of market opportunity) and (2) potential need for financing (which this transaction could further complicate). Stockholders deserve additional disclosure as to why a standalone Company, with more than ~$450 million in cash, cash equivalents and short-term investments, does not have the capacity to invest prudently in R&D and continue to grow its commercial footprint on a standalone basis.

Among the alternative paths that we believe could deliver superior value relative to the Proposed Merger, we point to the following:

•

A stockholder-driven refresh of the Board (which we are prepared to pursue) at or before the next Annual Meeting of Stockholders and the subsequent appointment of a qualified permanent management team;

•

A credible and independently run strategic alternatives process that results in an acquisition or merger by a strategic market participant at a price greater than the one implied by the Combination and in line with the Company’s historical valuation;

•	The continued standalone development of the Company’s key proteomic assets as use cases for proteomics continue to increase; and

•	The standalone establishment of additional strategic commercial partnerships to capitalize on the Company’s rich intellectual property estate and scientific know-how in the field of proteomics.

To receive full and fair value for their investments, the Company’s stockholders should vote “AGAINST” the Merger Agreement Proposal.

Vote Required

According to the Company’s proxy statement, the approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Special Meeting. If a quorum is present, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Nevertheless, we urge stockholders to vote “AGAINST” the Merger Agreement Proposal to make sure that their voices are heard and that there can be no doubt that stockholders stand in clear opposition to the Proposed Merger.

We urge you to vote today using our GREEN Proxy Card. If you have already voted using the Company’s proxy card, you have every right to change your vote by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card or (iii) attending the Special Meeting and voting your shares online. Only the latest validly executed proxy card that you submit will be counted; any proxy card may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers About the Proxy Materials and Special Meeting section of this Proxy Statement. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com.

WE URGE YOU TO VOTE “AGAINST” THE MERGER AGREEMENT PROPOSAL AND WE

INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL 2

ADJOURNMENT PROPOSAL

You are being asked by the Company to approve adjournments of the Special Meeting from time to time, if necessary or appropriate to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Agreement Proposal or to ensure that any supplement or amendment to proxy materials filed by the Company are timely provided to the Company’s stockholders. For the reasons discussed in the above section titled “Reasons to Vote ‘Against’ the Merger Agreement Proposal,” we oppose the Proposed Merger. To that end, we are soliciting your proxy to vote “AGAINST” the Adjournment Proposal.

Madryn recommends that you vote “AGAINST” the Adjournment Proposal.

Vote Required

According to the Company’s proxy statement, the approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast on the Adjournment Proposal. If a quorum is present, abstentions and “broker non-votes” will have no effect on the outcome of the Adjournment Proposal. Therefore, we urge stockholders to vote “AGAINST” the Adjournment Proposal to make sure their voices are heard and that there can be no doubt that stockholders stand in clear opposition to the Proposed Merger.

WE URGE YOU TO VOTE “AGAINST” THE ADJOURNMENT PROPOSAL AND WE INTEND TO

VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is entitled to vote?

The Record Date for determining stockholders entitled to notice of and to vote at the Special Meeting is November 29, 2023. Stockholders of the Company as of 5:00 p.m. Eastern Time on the Record Date are entitled to notice of and to vote at the Special Meeting. and one vote for each share of Common Stock owned as of the Record Date. Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Special Meeting is the Common Stock. According to the Company’s proxy statement, as of the Record Date, there were 188,679,133 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

Only holders of record as of 5:00 p.m. Eastern Time on the Record Date will be entitled to vote at the Special Meeting. If you were a stockholder of record on the Record Date, then you will retain your voting rights for the Special Meeting even if you sold your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sold such shares after the Record Date.

How do I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares are registered in your own name, please vote today via the Internet or by telephone by following the directions on the enclosed GREEN Proxy Card or by completing, signing, dating and promptly returning the enclosed GREEN Proxy Card in the postage-paid envelope provided. A completed GREEN Proxy Card returned by mail must be received at the address stated on the GREEN Proxy Card before January 4, 2024. The deadline for voting on the GREEN Proxy Card via the Internet or by telephone is 11:59 p.m. Eastern Time on January 3, 2024. Please contact our proxy solicitor, Saratoga, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com if you require assistance in voting your shares or need additional copies of our proxy materials. You may also vote by attending the Special Meeting and voting your shares online by following the instructions available on the meeting website.

Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise. Shares represented by properly executed GREEN Proxy Cards will be voted in accordance with the directions indicated thereon. If you sign the GREEN Proxy Card but do not make any specific choices, your proxy will vote your shares as follows:

•	“AGAINST” the Merger Agreement Proposal; and

•	“AGAINST” the Adjournment Proposal.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If, as of the Record Date, you are the beneficial owner of shares and you held your shares in “street name” with a broker, bank or other nominee, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote “AGAINST” the Merger Proposals on your behalf. You should also complete, sign, date and promptly return the voting instruction that your broker, bank or other nominee sends you (or, if applicable, vote by following the instructions supplied to you by your broker, bank or other nominee, including voting via the Internet or by telephone). Please do this for each account you maintain to ensure that all of your shares are voted.

How should I vote on each proposal?

We recommend that you vote your shares on the GREEN Proxy Card as follows:

•	“AGAINST” the Merger Agreement Proposal; and

•	“AGAINST” the Adjournment Proposal.

How many shares must be present to hold the Special Meeting?

According to the Company’s proxy statement, a quorum will be present at the Special Meeting if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date are present virtually or represented by proxy. As of 5:00 p.m. Eastern Time on the Record Date, there were 188,679,133 shares of Common Stock issued and outstanding and entitled to vote. This means that at least 94,339,567 shares of Common Stock must be represented virtually or by proxy at the Special Meeting to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or attend the Special Meeting. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. A failure to instruct your broker, bank or other nominee will result in your shares not being included in determining the number of shares present at the meeting for the purposes of determining the presence of a quorum. However, according to the Company’s proxy statement, your shares will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum if you instruct your broker, bank or other nominee on how to vote your shares with respect to one or more of the Merger Proposals.

What are “broker non-votes” and what effect do they have on the proposals?

A “broker non-vote” results when a broker, bank or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Applicable regional and national exchange rules determine whether proposals are “routine” or “non-routine.” If a proposal is “routine,” a broker holding shares for an owner in “street name” may vote on the proposal without voting instructions.

According to the Company’s proxy statement, all of the matters to be considered at the Special Meeting are “non-routine,” and brokers will not have discretionary authority to vote on any of the Merger Proposals. As a result, if you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted for purposes of determining whether a quorum exists. If a quorum is present, “broker non-votes” will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the outcome of the Adjournment Proposal. Therefore, if you are a beneficial owner, we encourage you to instruct your broker, bank or other nominee how to vote your shares using the voting instruction form provided by your broker, bank or other nominee so that your vote can be counted.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from the Company, including a merger proxy statement and proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We strongly recommend that you discard any proxy card or solicitation materials that may be sent to you by the Company. If you have already voted “FOR” the Proposed Merger using the Company’s proxy card, or over the telephone with the Company’s proxy solicitor, you have every right to change your vote by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card or (iii) attending the Special Meeting and voting your shares online. Only the latest-dated validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” Returning a later dated proxy card from the Company will also serve to revoke a prior vote. Please contact our proxy solicitor, Saratoga, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com if you have questions or require assistance in voting your shares.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:

•

Returning a later-dated proxy either by (i) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card or (ii) completing, signing, dating and returning the enclosed GREEN Proxy Card in the postage-paid envelope provided (the latest dated proxy is the only one that counts);

•

Delivering a written revocation of the proxy before the Special Meeting to the Company’s Corporate Secretary at 2945 Wilderness Place, Boulder, Colorado 80301 (although a revocation is effective if delivered to the Company, we request that either the original or copy of any revocation be mailed to Madryn, c/o Saratoga, 520 8th Avenue, 20th Floor, New York, New York 10022); or

•	Virtually attending and voting at the Special Meeting (but attendance at the Special Meeting will not by itself constitute revocation of a prior delivered proxy).

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S PROXY CARD, WE URGE YOU TO REVOKE IT BY VOTING “AGAINST” THE MERGER PROPOSALS ON THE GREEN PROXY CARD.

If any of your shares are held in the name of a broker, bank or other nominee on the Record Date, you should follow the instructions provided by your broker, bank or other nominee. There is no physical location for the Special Meeting. If you virtually attend the Special Meeting and you beneficially own shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to vote your shares. You must provide written authority from the record owner to vote your shares held in its name at the Special Meeting in the form of a “legal proxy” issued in your name from the broker, bank or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com.

Who is making this proxy solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Madryn and the Participants named on Annex I. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Madryn will bear the entire cost of this solicitation. Madryn currently estimates that it will spend a total of approximately $[•] for, in furtherance of, or in connection with the solicitation of proxies, including fees for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation. As of the date hereof, Madryn estimates that its total expenditures to date for, in furtherance of, or in connection with the solicitation of proxies is approximately $[•]. Madryn does not intend to seek reimbursement from the Company of any expenses it incurs in connection with its solicitation of proxies for the Merger Proposals at the Special Meeting.

Madryn will solicit proxies from individuals, brokers, banks and other nominees. Brokerage houses, banks, and other custodians and fiduciaries will be requested to forward all solicitation materials to the customers for whom they hold shares, and Madryn will reimburse them for their reasonable out-of-pocket expenses. Solicitations may be made by certain of the respective directors, officers, partners, members and employees of Madryn, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation.

In connection with the engagement of Saratoga by Madryn as a proxy solicitor, Madryn anticipates that certain employees of Saratoga may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of the Company for the purpose of assisting in the solicitation of proxies for the Special Meeting. Approximately [•] employees of Saratoga will solicit holders of the Common Stock in connection with the Special Meeting. Madryn expects to pay Saratoga up to $[•] for its services in connection with the solicitation of proxies for the Special Meeting.

What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some brokers, banks and other nominees with account holders who are stockholders of the Company may be householding our proxy materials. A single copy of this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker, bank or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker, bank or other nominee and direct your request to the Company by writing to 2945 Wilderness Place, Boulder, Colorado 80301, Attn: General Counsel (Telephone: (303) 625-9000). Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their broker, bank or other nominee.

Where can I find additional information concerning the Company and the Proposed Merger?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s proxy statement in connection with the Special Meeting. Such disclosure includes:

•	a summary of the Proposed Merger;

•	a brief description of the general nature of the business conducted;

•	the terms of the Merger Agreement and the Proposed Merger and related transactions;

•	any reports, opinions and/or appraisals received by the Company in connection with the Proposed Merger;

•	past contacts, transactions and negotiations by and among the parties to the Proposed Merger and their respective affiliates and advisors;

•	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Proposed Merger;

•	the trading prices of the Common Stock over time;

•	security ownership of certain beneficial owners and management of the Company, including 5% owners;

•	the establishment of a quorum;

•	the compensation paid and payable to the Company’s directors and executive officers; and

•	appraisal rights and dissenters’ rights.

We take no responsibility for the accuracy or completeness of information contained in the Company’s proxy statement. The information about the Company contained in this Proxy Statement and the Annexes and Schedules attached hereto have been taken from, or is based upon, publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, on the SEC’s website at https://www.sec.gov.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by completing, signing, dating and promptly returning the enclosed GREEN Proxy Card today to vote “AGAINST” the Merger Proposals. Thank you for your support.

Madryn Asset Management, LP

[•], 2023

ANNEX I

INFORMATION ON THE PARTICIPANTS

Under the applicable SEC regulations, Madryn Asset Management, LP (“Madryn Asset Management”), Madryn Health Partners, LP (“MHP”), Madryn Health Partners (Cayman Master), LP (“MHP Cayman”), Madryn Select Opportunities, LP (“MSO” and collectively with MHP and MHP Cayman, the “Funds”), Madryn Health Advisors, LP (“MHA LP”), Madryn Health Advisors GP, LLC (“MHA GP LLC”), Madryn Select Advisors, LP (“MSA LP”), Madryn Select Advisors GP, LLC (“MSA GP LLC” and, collectively with MHA LP, MHA GP LLC, and MSA LP, the “Advisors”) and Avinash Amin (collectively, the “Participants”) are participants in the solicitation of proxies from the Company’s stockholders to vote “AGAINST” the Merger Proposals at the Special Meeting.

Additional information regarding the purchases and sales of securities of the Company during the past two years by the Participants is set forth on Schedule I to this Proxy Statement and is incorporated into this Proxy Statement by reference. Information in this Proxy Statement about each Participant was provided by that Participant.

The principal business of Madryn Asset Management is acting as the investment advisor of the Funds. The principal business of the Funds is investing in securities. The principal business of the Advisors is serving as the general partners of the respective Funds. The principal occupation of Mr. Amin is serving as the Managing Partner of Madryn Asset Management.

The principal business address of each Participant is 330 Madison Avenue – Floor 33, New York, New York 10017.

Each of Madryn Asset Management, MHP, MSO, MHA LP, and MSA LP is a Delaware limited partnership. MHP Cayman is a Cayman Islands limited partnership. Each of MHA GP LLC and MSA GP LLC is a Delaware limited liability company. Mr. Amin is a citizen of the United States of America.

As of the date of this Proxy Statement, Madryn Asset Management beneficially owns an aggregate of 7,879,073 shares of Common Stock, representing approximately 4.2% of the Common Stock outstanding.

As of the date of this Proxy Statement, MHP beneficially owns an aggregate of 2,763,604 shares of Common Stock, representing approximately 1.5% of the Common Stock outstanding.

As of the date of this Proxy Statement, MHP Cayman beneficially owns an aggregate of 4,705,598 shares of Common Stock, representing approximately 2.5% of the Common Stock outstanding.

As of the date of this Proxy Statement, MSO beneficially owns an aggregate of 409,871 shares of Common Stock, representing approximately 0.2% of the Common Stock outstanding.

As of the date of this Proxy Statement, MHA LP beneficially owns an aggregate of 7,469,202 shares of Common Stock, representing approximately 4.0% of the Common Stock outstanding.

As of the date of this Proxy Statement, MHA GP LLC beneficially owns an aggregate of 7,469,202 shares of Common Stock, representing approximately 4.0% of the Common Stock outstanding.

As of the date of this Proxy Statement, MSA LP beneficially owns an aggregate of 409,871 shares of Common Stock, representing approximately 0.2% of the Common Stock outstanding.

Annex I-1

As of the date of this Proxy Statement, MSA GP LLC beneficially owns an aggregate of 409,871 shares of Common Stock, representing approximately 0.2% of the Common Stock outstanding.

As of the date of this Proxy Statement, Mr. Amin beneficially owns an aggregate of 7,879,073 shares of Common Stock, representing approximately 4.2% of the Common Stock outstanding.

The shares of Common Stock purchased by each of the Participants were purchased with working capital.

Except as described herein, none of the Participants has any interest in the matters to be voted upon at the Special Meeting, other than an interest, if any, as a stockholder of the Company.

Except as otherwise set forth in this Proxy Statement (including the Annexes and Schedules hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant beneficially owns, directly or indirectly, any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates, nor any immediate family member of any Participant, was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Special Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. Except as otherwise set forth in this Proxy Statement (including the Annexes and Schedules hereto), (i) there are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries and (ii) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K occurred during the past ten (10) years.

Annex I-2

SCHEDULE I

TRANSACTIONS IN THE COMPANY’S SECURITIES DURING THE PAST TWO YEARS

Information relating to any transactions in securities of the Company by the Participants during the past two years is reflected below.

MADRYN ASSET MANAGEMENT, LP

None.

MADRYN HEALTH PARTNERS, LP

None.

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP

None.

MADRYN HEALTH ADVISORS, LP

None.

MADRYN HEALTH ADVISORS GP, LLC

None.

MADRYN SELECT OPPORTUNITIES, LP

None.

MADRYN SELECT ADVISORS, LP

None.

MADRYN SELECT ADVISORS GP, LLC

None.

AVINASH AMIN

None.

GREEN PROXY CARD

PRELIMINARY COPY—SUBJECT TO COMPLETION DATED DECEMBER 12, 2023

VOTE BY TELEPHONE

Have your proxy card available when you call the

Toll-Free number                    using a touchtone

phone, and follow the simple instructions to

record your vote.

VOTE BY INTERNET

Have your proxy card available when you access

the website www.                    and follow the

simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and

return it in the postage-paid envelope provided

or return it to: Madryn Investment Management LLC

c/o Saratoga Proxy Consulting LLC

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do NOT send your proxy by mail.

CONTROL NUMBER >

PRELIMINARY COPY—SUBJECT TO COMPLETION DATED DECEMBER 12, 2023

SOMALOGIC, INC.

2024 SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF MADRYN ASSET MANAGEMENT, LP AND THE OTHER PARTICIPANTS NAMED IN THIS PROXY SOLICITATION (COLLECTIVELY, “MADRYN”)

THE BOARD OF DIRECTORS OF SOMALOGIC INC.

IS NOT SOLICITING THIS PROXY

PROXY

The undersigned appoints Avinash Amin, John Ferguson and Joseph Mills, and each of them acting individually or in the absence of others, as proxies with full power of substitution and re-substitution, to vote all shares of common stock, par value of $0.0001 per share (the “Common Stock”) of SomaLogic, Inc., a Delaware corporation (the “Company”), which the undersigned would be entitled to vote if present at the special meeting of stockholders of the Company and at any adjournments, postponements, reschedulings or continuations thereof (the “Special Meeting”), scheduled to be held exclusively in a virtual-only format via webcast on Thursday, January 4, at 10:00 a.m. Mountain Time at www.proxydocs.com/SLGC.

GREEN PROXY CARD

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock held by the undersigned, and hereby ratifies and confirms all action of the herein named proxies or their substitutes may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Madryn a reasonable time before this solicitation to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL 1 (THE MERGER AGREEMENT PROPOSAL) AND “AGAINST” PROPOSAL 2 (THE ADJOURNMENT PROPOSAL).

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Madryn’s solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND PROMPTLY RETURN THIS GREEN PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN PROXY CARD

PRELIMINARY COPY—SUBJECT TO COMPLETION DATED DECEMBER 12, 2023

[X] Please mark vote as indicated in this example

MADRYN STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE MERGER AGREEMENT PROPOSAL WITH RESPECT TO PROPOSAL 1.

1.

Company Proposal: To adopt the Agreement and Plan of Merger, dated as of October 4, 2023, by and between SomaLogic, Inc., Standard BioTools Inc. and Martis Merger Sub, Inc., and thereby approve the merger and other transactions contemplated thereby.

☐	FOR	☐	AGAINST	☐	ABSTAIN

MADRYN STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE ADJOURNMENT PROPOSAL WITH RESPECT TO PROPOSAL 2.

2.

Company Proposal: To approve adjournments of the Special Meeting from time to time, if necessary or appropriate to solicit additional proxies in favor of Proposal 1 if there are insufficient votes at the time of such adjournment to approve such proposal or to ensure that any supplement or amendment to the Company’s joint proxy statement/prospectus is timely provided to the Company’s stockholders.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR OR OTHER FIDUCIARY, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME, BY AUTHORIZED OFFICER.